UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2008 (March 28, 2008)

CardioTech International, Inc.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-28034	04-3186647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

229 Andover Street, Wilmington, Massachusetts, 01887
(Address of Principal Executive Offices) (Zip Code)

(978) 657-0075
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

CardioTech International, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with TACPRO, Inc. (“TACPRO”), a California corporation, on March 28, 2008 (the “Closing Date”).  The Purchase Agreement provides for the sale to TACPRO of the Company’s wholly-owned subsidiary, Catheter and Disposables Technology, Inc. (“CDT”), an original equipment manufacturer and supplier of private-label advanced disposable medical devices from concept to finished packaged and sterilized products, for a purchase price of approximately $1,200,000 in cash (the “Purchase Price”).  Approximately $240,000 of the Purchase Price will remain in escrow until the first anniversary of the Closing Date as a reserve for the Company’s indemnification obligations to TACPRO, if any.  The Purchase Agreement also contains representations, warranties and indemnities that are customary in a transaction involving the sale of all or substantially all of a company or its assets.

Simultaneous with the execution of the Purchase Agreement, the Company completed the sale of CDT to TACPRO on the Closing Date.  After the escrow funding and cash transaction expenses of approximately $226,000, the Company will realize approximately $734,000 in proceeds from the sale of CDT.  The Company will also incur an additional non-cash expense of approximately $76,000 related to warrants issued to the investment bank that advised the Company on the sale of CDT.

A copy of the Purchase Agreement will be filed as an exhibit to our Annual Report on Form 10K for the fiscal year ending March 31, 2008.  A copy of the Company’s press release announcing its entry into the Purchase Agreement and completion of the sale is filed herewith as Exhibit 99.1.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

See Item 1.01 of this Form 8-K which is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(b)	Pro forma financial information.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and related notes of the Company.  The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the results that would have occurred if the sale of CDT had occurred on the date indicated or the expected financial position or results of operations in the future.  The information includes pro forma adjustments which reflect the disposition of CDT.

The unaudited pro forma condensed consolidated balance sheet was prepared assuming the sale of CDT occurred as of December 31, 2007.

The unaudited pro forma condensed consolidated statement of operations for the nine month period ended December 31, 2007 has been presented assuming the sale of CDT occurred as of April 1, 2007.

The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended March 31, 2007 has been presented assuming the sale of CDT occurred as of April 1, 2006.

(c)	Exhibits.

Exhibit No.                                Description

99.1	Press release of CardioTech International, Inc. dated March 31, 2008.

_________

CardioTech International, Inc.
ProForma Condensed Consolidated Statement of Operations
(Unaudited - in thousands, except per share amounts)

	Nine Months Ended December 31, 2007
	As Reported	Adjustments (1)	ProForma
Revenues:
Product sales	$3,325	$(2,538)	$787
Royalties and development fees	1,405	-	1,405
	4,730	(2,538)	2,192
Cost of sales	3,804	(2,962)	842
Gross margin	926	424	1,350
Operating expenses:
Research, development and regulatory	777	-	777
Selling, general and administrative	3,244	(881)	2,363
	4,021	(881)	3,140
Loss from operations	(3,095)	1,305	(1,790)
Interest and other income and expense:
Interest expense	(1)	1	-
Interest income	175	-	175
Other income, net	18	(18)	-
Interest and other income, net	192	(17)	175
Net loss from continuing operations	(2,903)	1,288	(1,615)
Loss from discontinued operations	(319)	-	(319)
Loss on sale of Gish Biomedical, Inc.	(1,173)	-	(1,173)
Net loss from discontinued operations	(1,492)	-	(1,492)
Net loss	$(4,395)	$1,288	$(3,107)
Net loss per common share, basic and diluted:
Net loss per common share, continuing operations	$(0.14)		$(0.07)
Net loss per common share, discontinued operations	(0.08)		(0.08)
Net loss per common share, basic and diluted	$(0.22)		$(0.15)
Shares used in computing net loss per common share, basic and diluted	20,257		20,257

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(1)	To eliminate revenues and expenses of CDT for the nine months ended December 31, 2007.

CardioTech International, Inc.
Pro Forma Condensed Consolidated Statement of Operations
(Unaudited - in thousands, except per share amounts)

	Year Ended March 31, 2007
	As Reported	Adjustments		ProForma
		(1)	(2)
Revenues:
Product sales	$19,593	$(15,210)	$(3,665)	$718
Royalties and development fees	1,558	-	-	1,558
	21,151	(15,210)	(3,665)	2,276
Cost of sales	15,977	(11,331)	(4,016)	630
Gross margin	5,174	(3,879)	351	1,646
Operating expenses:
Research and development, regulatory and engineering	1,547	(778)	-	769
Selling, general and administrative	6,664	(2,937)	(1,225)	2,502
Non-cash compensation	48	-	-	48
	8,259	(3,715)	(1,225)	3,319
Loss from operations	(3,085)	(164)	1,576	(1,673)
Interest and other income and expense:
Interest expense	(2)	1	-	(1)
Interest income	136	(65)	(1)	70
Other income, net	268	-	(249)	19
Other income, net	402	(64)	(250)	88
Equity in net loss of CorNova, Inc.	(279)	-	-	(279)
Net loss	$(2,962)	$(228)	$1,326	$(1,864)
Net loss per common share, basic and diluted	$(0.15)			$(0.09)
Shares used in computing net loss per common share, basic and diluted	19,859			19,859

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(1)	To eliminate revenues and expenses of Gish Biomedical, Inc. (“Gish”) for the fiscal year ended March 31, 2007. Gish was a former subsidiary of the Company which was sold on July 6, 2007.

(2)	To eliminate revenues and expenses of CDT for the fiscal year ended March 31, 2007.

CardioTech International, Inc.
Pro Forma Condensed Consolidated Balance Sheet
(Unaudited - in thousands)

	As of December 31, 2007
	As Reported	Adjustments (1)		ProForma

ASSETS
Current assets:
Cash and cash equivalents	$6,652	$960	(2)	$7,612
Accounts receivable-trade, net	646	(388)		258
Accounts receivable-other	449	-		449
Inventories	784	(627)		157
Prepaid expenses and other current assets	183	(16)		167
Total current assets	8,714	(71)		8,643
Property, plant and equipment, net	3,905	(609)		3,296
Goodwill	487	-		487
Other assets	76			76
Total assets	$13,182	$(680)		$12,502

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$340	$(147)		$193
Accrued expenses	555	187	(3)(4)	742
Deferred revenue	351	(88)		263
Current liabilities of discontinued operations	149	-		149
Total current liabilities	1,395	(48)		1,347

Stockholders' equity:
Preferred stock	-	-		-
Common stock	21	-		21
Additional paid-in capital	38,462	-		38,462
Accumulated deficit	(26,696)	(632)	(5)	(27,328)
Total stockholders' equity	11,787	(632)		11,155
Total liabilities and stockholders' equity	$13,182	$(680)		$12,502

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(1)	To eliminate assets, liabilities and stockholders’ equity of CDT as of December 31, 2007.

(2)
To record cash consideration received in connection with the sale of CDT subsequent to December 31, 2007 in the approximate amount of $1,200,000, less $240,000 which will be held in a one-year cash escrow to fund CardioTech’s post-closing indemnification obligations to TACPRO.

(3)	Elimination of CDT accrued expenses of $185,000.

(4)	Accrual of estimated transaction costs of $302,000 in connection with the sale of CDT, and $70,000 for fees paid to a CDT employee in connection with the transaction.

(5)	Record loss on sale of CDT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOTECH INTERNATIONAL, INC.

Dated:  April 3, 2008                                                                By:           /s/ Michael F. Adams____________________
     Michael F. Adams
     CEO and President

EXHIBIT INDEX

Exhibit No.                                Description

99.1	Press release of CardioTech International, Inc. dated March 31, 2008.
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